Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

AMAZE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Stock(2)	457(c)	2,914,040	$9.21(3)	$26,838,308.40	0.00015310	$4,108.95
Fees previously paid	Equity	Common Stock(4)	457(c)	1,940,071	$7.82(5)	$15,171,352.80(6)	0.00015310	$2,322.73

		Total Offering Amount				$42,009,661.20		$6,431.68
		Total Fees Previously Paid						2,322.73
		Total Fee Offsets						—
		Net Fee Due						$4,108.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares of Common Stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	On June 12, 2025 the Company effected a 1-for-23 reverse stock split of its outstanding shares of Common Stock. These shares of Common Stock are presented on a post-split basis.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock on June 18, 2025.
(4)	On June 12, 2025 the Company effected a 1-for-23 reverse stock split of its outstanding shares of Common Stock. These shares of Common Stock are presented on a post-split basis.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock on a post-split basis on June 3, 2025.
(6)	This Aggregate Offering Price was included on the Form S-1 filed on June 6, 2025 and was calculated on a pre-reverse stock split basis based on a total of 44,621,626 shares of Common Stock at a maximum offering price per share of $0.34.